Exhibit 99.1

NGL Energy Partners LP Announces Completion of Southeast Refined Products Assets Sale
TULSA, Okla.--(BUSINESS WIRE)-Sept. 30, 2019-- NGL Energy Partners LP (NYSE:NGL) (“NGL” or the “Partnership”) today announced it has closed the previously announced transaction to sell TransMontaigne Product Services, LLC ("TPSL") and its associated assets for $275.5 million in proceeds at closing, including equity consideration, inventory, and net working capital. NGL also monetized approximately $15.6 million in derivative assets associated with the business and reduced letter of credit exposure by approximately $35.6 million. NGL used the net proceeds from the sale and monetization of derivatives to reduce outstanding indebtedness under the Partnership's revolving credit facility.
Advisors and Counsel
TD Securities (USA) LLC and Credit Suisse Securities (USA) LLC acted as financial advisors to NGL. Winston & Strawn LLP acted as legal counsel to NGL.
Forward-Looking Statements
Certain matters contained in this Press Release include "forward-looking statements." All statements, other than statements of historical fact, included in this Press Release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the risk factors discussed from time to time in each of our documents and reports filed with the SEC.
Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.
About NGL Energy Partners LP
NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses: water solutions, crude oil logistics, NGL logistics and refined products/renewables. For further information, visit the Partnership's website at www.nglenergypartners.com.

Source: NGL Energy Partners LP
Trey Karlovich 918-481-1119
Executive Vice President and Chief Financial Officer
trey.karlovich@nglep.com
or
Linda Bridges 918-481-1119
Senior Vice President - Finance and Treasurer
linda.bridges@nglep.com